Exhibit 99.1

Second Sight Appoints Steven D. Okland Jr. as Commercial Vice President, U.S. and Canada

Sylmar, CA.—March 24, 2016— Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics that provide some useful vision to blind patients, today announced the appointment of Steven D. Okland Jr. to Commercial Vice President, U.S. and Canada.

“Steve brings more than 25 years of expertise in the medical device industry and proven sales and marketing leadership skills to Second Sight,” said Will McGuire, President and CEO of Second Sight. “Steve’s success in driving the growth of novel medical device technologies in early stages of commercialization will be invaluable in achieving our strategic goals. He has a proven track record of identifying talent and developing sales and marketing teams, which make him the right leader to advance our efforts to support existing and new implanting centers,” added McGuire.

“Steve will be responsible for our commercialization efforts in the U.S. and Canada, including sales, marketing, and customer service. With Steve’s expertise, we look forward to building upon the progress we have already made to expand the commercial presence of the Argus II Retinal Prosthesis and ultimately address the eight million individuals blind due to causes that today have no treatment,” concluded McGuire.

Mr. Okland joins Second Sight from Sanford Rose Associates – Okland Group, Inc., where he served as President and specialized in commercial executive talent acquisition for early stage to mid-cap size companies in the medical device space. At Miramar Labs, Inc., a medical device company focused on treating dermatologic medical conditions, he served as Vice President, Worldwide Marketing and Sales, leading all commercialization activities. At Medivance, Inc., Steve served as Vice President, Worldwide Marketing and U.S. Sales and directed the turnaround of all commercialization activities resulting in a $250M acquisition by Bard Medical. At Spectranetics, Inc., as Vice President, U.S. Sales and Marketing, he directed all U.S. sales and marketing operations during a period when the company was named to Fortune’s 100 Fastest Growing Companies three years in a row. Steve also served as Chief Operating Officer of a medical device start-up company, directing and managing sales, marketing, R&D and manufacturing operations. He held positions of increasing responsibility during twelve years at Boston Scientific Corporation and at Johnson & Johnson Medical, Inc., where he began his career. He earned a Bachelor of Science degree from the University of Wisconsin and a Masters of Business Administration from Texas Christian University.

About the Argus II® Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment is underway in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should," "potentially," "objectives," and similar expressions or the negative versions thereof and which also may be identified by their context. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 11, 2016 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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